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                                                         EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the DSP Communications, Inc. 1998 Non-Qualified Stock Option Plan of our reports dated January 13, 1998 (except for Note 13, as to which the date is February 9, 1998), with respect to the consolidated financial statements and schedule of DSP Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


Palo Alto, California
December 4, 1998